UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Skinny Nutritional Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 SKINNY NUTRITIONAL CORP.
Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 14, 2010

To the Stockholders of

SKINNY NUTRITIONAL CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SKINNY NUTRITIONAL CORP. will be held at The Crowne Plaza Valley Forge, 260 Mall Boulevard, King of Prussia, Pennsylvania 19406 on July 14, 2010 at 1:00 p.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing six (6) Directors to the Board of Directors of Skinny Nutritional Corp.;

2.	Ratifying the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Transacting such other business that may properly be brought before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on May 24, 2010 has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope, or vote by telephone or internet, to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the company, in writing, prior to the Annual Meeting of Stockholders.

By Order of the Board of Directors,

/s/ Michael Salaman
Michael Salaman, Chairman

Dated: June 14, 2010

YOUR VOTE IS VERY IMPORTANT.

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IN ORDER TO
ASSURE YOUR REPRESENTATION, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY
EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE VOTING
INSTRUCTIONS ON YOUR PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN AND
DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND
RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders on July 14, 2010

The Proxy Statement and our 2009 Annual Report to Stockholders
are available at:  http://www.shareholdermaterial.com/SKNY.

i

SKINNY NUTRITIONAL CORP.
Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004

PROXY STATEMENT
for
Annual Meeting of Stockholders
To Be Held on July 14, 2010

This proxy statement and the accompanying form of proxy have been mailed on or about June 14, 2010 to the stockholders of record of shares of common stock as of May 24, 2010, of SKINNY NUTRITIONAL CORP. (the “Company” or “Skinny Nutritional”), a Nevada corporation, in connection with the solicitation of proxies by the board of directors of Skinny Nutritional for use at the Annual Meeting of Stockholders to be held at 1:00 p.m. (Eastern time) at The Crowne Plaza Valley Forge, 260 Mall Boulevard, King of Prussia, Pennsylvania on Wednesday, July 14, 2010 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On May 24, 2010 (the “Record Date”), there were issued and outstanding 313,951,133 shares of common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Under the Company’s Articles of Incorporation, as amended, each share of common stock is entitled to one vote on each matter submitted to stockholders Shares of Skinny Nutritional’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of six (6) persons nominated by the board of directors to serve as directors;

2.	FOR the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and Voting

A majority of our outstanding shares of common stock as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have either properly submitted a proxy card or voted in accordance with the internet or telephone voting instructions provided to you. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum, which will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. Alternatively, if you wish to vote via the Internet or telephone, please follow the instructions provided to you. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions.

Vote Required

Election of directors is by plurality vote, with the six nominees receiving the highest vote totals to be elected as directors of Skinny Nutritional. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2010 requires the affirmative vote by holders of at least a majority of the shares of the Company’s common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions from voting in this case are counted as “votes cast” with respect to the proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposal and therefore will have no effect on the vote.

Any other matter submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter.  In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The board of directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the board of directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Manner of Voting

Shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below.  For shares held in street name, please refer to the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

If you choose to vote in person, you can attend the annual meeting and cast your vote in person.

If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with our proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2010.  If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the nominees for directors; FOR the ratification of Marcum LLP as our independent registered public accounting firm for fiscal 2010; and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Shares held in Street Name

If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum, LLP as the Company’s independent registered public accounting firm.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted at the annual meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of Skinny Nutritional either in writing prior to the annual meeting or in person at the annual meeting. Revocation is effective only upon receipt of such notice by the secretary of Skinny Nutritional. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

Skinny Nutritional will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of Skinny Nutritional’s common stock held of record by such persons, and Skinny Nutritional may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Annual Report

The Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2009, including financial statements, accompanies this proxy statement. The principal executive offices of Skinny Nutritional are located at Three Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004. The Company’s telephone number is (610) 784-2000.

Recommendation of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR election of the nominees for directors (PROPOSAL 1); and

•	FOR the ratification of Marcum LLP as our independent registered public accounting firm for fiscal 2010 (see PROPOSAL 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the board of directors shall be as determined by the board of directors. Our board of directors currently consists of four members. In June 2010, our board of directors determined to increase the size of our board and nominated the six persons listed below in the table captioned “Nominees” for election at the annual meeting to serve for a term of one year and until their successors are duly elected and qualified. Messrs. McDonald, Salaman and Sasso are directors standing for re-election and Messrs. Hewes, Kelly and Zuckerman are new nominees for election to the Company’s board of directors.

On June 10, 2010, Ronald D. Wilson, our Chief Executive Officer and President and a member of our board of directors, resigned from his position as Chief Executive Officer and President of the Company, effective as of June 30, 2010 and agreed not to stand for reelection to the board of directors. Following Mr. Wilson’s resignation, on June 10, 2010 our board appointed Michael Salaman, who currently serves as our Chairman, to the position of Chief Executive Officer.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the board of directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. All of the nominees have consented to serve as directors. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The board of directors knows of no reason to anticipate this will occur.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the board of directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the board of directors and our current executive officers as of the date of this proxy statement.

Nominees and Executive Officers

Name	Age	Positions with the Company	Director Since

Nominees

Michael Salaman	47	Chairman of the Board of Directors	2002

Donald J. McDonald	56	Director and Chief Financial Officer	2006

William R. Sasso	62	Director	2009

John J. Hewes	61	Nominee	N/A

Francis Kelly	61	Nominee	N/A

Michael Zuckerman	34	Nominee	N/A

Other Executive Officer

Ronald Wilson	60	Chief Executive Officer, President and Director	2008

Biographical Information

Michael Salaman.  Michael Salaman has served as our Chairman since January 2002 and was our Chief Executive Officer from that date until March 8, 2006. Mr. Salaman has over 20 years experience in the area of new product development and mass marketing. Mr. Salaman began his business career as Vice President of Business Development for National Media Corp., an infomercial marketing Company in the United States from 1985-1993. From 1995-2001, Mr. Salaman started an Internet company called American Interactive Media, Inc., a developer of Web TV set-top boxes and ISP services. In 2002, Mr. Salaman became the principal officer of the Company and directed its operations as a marketing and distribution company and in 2005 focused the Company’s efforts in the enhanced water business. Mr. Salaman received a Bachelor of Arts degree in business from Temple University in 1986.

Donald J. McDonald. Donald J. McDonald joined us as President and Chief Executive Officer, and a director, in October 2006. Subsequently, he became our Chief Financial Officer in July, 2007. Mr. McDonald was replaced by Mr. Wilson as the Company’s President and Chief Executive Officer in December 2008. Mr. McDonald has over 25 years of experience as a senior executive and 19 years experience in the cable television, broadcast and video production industries with expertise in financial management, sales, marketing and corporate governance. Since April 2002, Mr. McDonald has served as the President of Summit Corporate Group, Inc., providing executive management and corporate advisory services to a number of companies. Prior to that, from March 1999 to March 2002, Mr. McDonald was the President of Directrix, Inc., a publicly-traded company providing media production and distribution services. Prior to that, Mr. McDonald was in an executive capacity for a number of companies including National Media Corp., LSI Communications, Inc. and Spice Direct Entertainment Co. Mr. McDonald graduated with a B.S. from Villanova University in 1974.

William R. Sasso.  William R. Sasso was elected to our Board of Directors in July 2009 and is the Chairman of Stradley Ronon Stevens & Young, a regional law firm based in Philadelphia. He is also a partner in the Business Practice Group where he counsels privately and publicly held companies and religious and nonprofit organizations in various matters, including general corporate and securities law, mergers and acquisitions, health care, tax and real estate. He has served as chairman of the firm’s management committee and board of directors since 1994. In addition to his legal practice, he is widely recognized as a community leader in the Delaware Valley. He served as chairman of the board of directors of the Greater Philadelphia Chamber of Commerce (2003-2004). He continues to serve on the Chamber’s board and executive committee.  He also chairs the board of Holy Redeemer Health System, is President of the board of the Cancer Treatment Center of America and is Chairman of the board of directors of the Free Library of Philadelphia. Mr. Sasso received a J.D. from Harvard Law School and a B.A. from LaSalle University.

John J. Hewes.  John J. Hewes is the Senior Executive Vice President and Chief Lending Officer of SLM Corporation, a position he has held since January 2009. In such capacity, Mr. Hewes oversees SLM’s credit, loan operations, underwriting review and loan pricing policy, collections and portfolio management, technology and the Sallie Mae Bank. In such capacity, Mr. Hewes also serves as Chairman of the Sallie Mae Bank. Mr. Hewes joined SLM Corporation in March 2008 as Executive Vice President and Chief Credit Officer, a position he held until September 2008, when he was named Executive Vice President and Chief Lending Officer. Previously, Mr. Hewes was Group Executive, Consumer Finance and Lending Business with MBNA America, the credit card issuer, a position he held from 1996 to February 2006. Mr. Hewes joined MBNA American in 1985 and held various officer positions from 1985 until 1996 when he was named Group Executive. Mr. Hewes is currently a Board Member of the Villa Maria Academy H.S., as well as a past Trustee of Gettysburg College and Executive Member of the Board for Big Brothers, Big Sisters of Delaware.  Information pertaining to certain transactions between Mr. Hewes and the Company is provided below under the caption “Certain Relationships and Related Transactions and Director Independence”.

Francis W. Kelly.  Francis W. Kelly presently acts as a consultant for trading strategies and a private investor, following a 35 year career in the equity trading business. From 1995-2005, Mr. Kelly served as an associate director of the Susquehanna International Group, where he started the equity trading and institutional sales department and had responsibility for market making and trading of NYSE and Nasdaq listed equities. In such capacity, Mr. Kelly also evaluated trading risk and executed solutions to unwind trading positions. From 1991-1995, Mr. Kelly was President of Haverford Advisors, Inc. where he provided consulting services to members in the trading industry. Previously, Mr. Kelly worked at Drexel Burnham Lambert, Boenning & Scattergood, Inc., and Gerstley Sunstein & Co., where he held a number of positions of increasing responsibility, including executive positions, in the trading industry. Mr. Kelly served as a board member for 23 years of the Investment Traders Association of Philadelphia (“ITA”) and is a former president and executive officer of the ITA. Information pertaining to certain transactions between Mr. Kelly and the Company is provided below under the caption “Certain Relationships and Related Transactions and Director Independence”.

Michael Zuckerman.  Michael Zuckerman is a principal of Zuckerman Honickman (“Z&H”), a privately held packaging company founded in the early 1900’s, which provides clients with turnkey solutions for their procurement and packaging needs.  Mr. Zuckerman has been employed by Z&H since October 1999.  Z&H is one of the largest suppliers of plastic and glass bottles to the beverage industry in North America. Mr. Zuckerman assists small to medium size beverage brands capitalize on economies of scale associated with their glass and plastic purchases and focuses on functional beverage product development. Mr. Zuckerman is the Senior Beverage Advisor for Ardent Advisors, LLC, a boutique advisory firm focused on the functional beverage market.  Since March 2008, Mr. Zuckerman has served as an advisory board member of the Company and he is also currently on the advisory boards of Preventive Beverages, LLC, ABF Beverage, LLC and Activate Drinks. Information pertaining to certain transactions between Mr. Zuckerman and the Company is provided below under the caption “Certain Relationships and Related Transactions and Director Independence”.

Ronald Wilson. Mr. Wilson became our President and Chief Executive Officer in December 2008. Mr. Wilson has worked in the soft drink industry for over 38 years, spending the majority of his career with the Philadelphia Coca-Cola Bottling Company. He began his career with Coca-Cola in 1977 as a Financial Analyst with Coca-Cola Bottling Co. of N.Y. During the succeeding years, Mr. Wilson was promoted within Coke New York to a number of positions, including Vice President/General Manager for Coke New York’s Northern New England operation and Vice President/General Manager for the New Jersey division. In 1985, Mr. Wilson was appointed the President and Chief Operating Officer for The Philadelphia Coca-Cola Bottling Company and held this office until his retirement in November 2006. He began his career in 1969 at a PepsiCo Inc. owned plant in various capacities in production, warehousing, and sales. Mr. Wilson serves on numerous charitable and industry boards and currently is the Vice Chair for the Board of Overseers at Rutgers University, and is as an advisor to Rutgers School of Business. Mr. Wilson has also served as the President of The Coca-Cola Bottlers’ Association, a board member of The Dr Pepper Bottlers’ Association, and a board member of the Free Library of Philadelphia. Mr. Wilson graduated from Rutgers University in 1971 with a Bachelor’s degree in history.

None of the Company’s directors or executive officers have been involved, in the past ten years, in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any legal proceedings more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Qualifications of Nominees and Directors

Our board of directors has evaluated and recommended each of the directors currently standing for election at the annual meeting.  The following table summarizes the specific experience, qualifications, attributes or skills of the directors and director nominees that led our board to conclude that such persons should serve as a director of Skinny Nutritional:

Nominees	Relevant Experience and Qualifications

Michael Salaman
Through his extensive experience in marketing and distributing consumer products, and in light of his long service to our company as a founder and prior chief executive officer, Mr. Salaman has extensive experience and knowledge of both the beverage industry as well as the operations of our Company. For these reasons, the Company believes that Mr. Salaman is well suited to serve as a member of our board of directors.

Donald J. McDonald
Through his extensive experience as a senior executive with public and private companies in financial management and executive leadership, Mr. McDonald has accrued extensive business knowledge and financial management experience. In addition, as Mr. McDonald has served our company for four years as a director as well as an executive officer, he has significant knowledge of all facets of our company. For these reasons, the Company believes that Mr. McDonald is well suited to serve as a member of our board of directors.

William R. Sasso
Mr. Sasso brings to the Company his broad legal experience and leadership skills as Chairman of Stradley Ronon Stevens & Young, LLP, a large regional law firm, as well as his current and prior directorships and affiliations. For these reasons, in addition to his past service as a director of the Company and the fact that he is a non-employee director, Mr. Sasso is well-suited to serve on our board of directors.

John J. Hewes
Mr. Hewes has 40 years of leadership experience in the financial services industry and has extensive banking expertise and financial acumen developed from his management experience in consumer lending and finance companies and public company experience through his service as an executive officer of a public company. For these reasons, Mr. Hewes is well-suited to serve on our board of directors.

Francis Kelly
Mr. Kelly possesses significant business and financial experience from his over three decades of experience in the equity trading industry. From this experience, Mr. Kelly would be able to provide the board with meaningful guidance in creating shareholder value. For these reasons, Mr. Kelly is well-suited to serve on our board of directors.

Michael Zuckerman
Mr. Zuckerman has extensive experience in the bottling industry through his employment with Zuckerman-Honickman and through such experience has significant knowledge of the beverage industry. Mr. Zuckerman has been a member of the Company’s advisory board since 2008 and as such he has significant knowledge of our Company’s operations. For these reasons, Mr. Zuckerman is well-suited to serve on our board of directors.

Director Independence; Meetings of Directors; Committees of the Board

As of the date of this proxy statement, our board of directors consists of four individuals. None of our current directors is independent as defined in the Marketplace Rules of The Nasdaq Stock Market. In evaluating nominees for election to the board, the Company has determined that Messrs. Hewes and Kelly satisfy the independence criteria of the The Nasdaq Stock Market.  None of the other nominees for director would satisfy such independence criteria.

During the fiscal year ended December 31, 2009, our board of directors held three meetings during which it took action and acted by unanimous written consent on 21 occasions. No member of the board of directors attended less than 75% of the aggregate number of the total number of meetings of the board of directors.

Due to the fact that our board currently consists of four persons, none of whom are independent, we have not formally constituted any board committees, including an audit committee, compensation committee or nominating committee. The functions customarily performed by these committees are currently performed by the board of directors as a whole. None of our current directors qualifies as an “audit committee financial expert” as defined in Item 401 under Regulation S-K of the Securities Act of 1933. The board did not adopt any modifications to the procedures by which security holders may recommend nominees to its board of directors. If all the nominees are elected as directors, however, the board intends to establish substantive committees which would include independent directors as committee members.

Presently, the entire board of directors acts as the Company’s audit committee and the board has not adopted an audit committee charter. The board views its duties as an audit committee as follows: (i) review recommendations of independent registered accountants concerning the Company’s accounting principles, internal controls and accounting procedures and practices; (ii) review the scope of the annual audit; (iii) approve or disapprove each professional service or type of service other than standard auditing services to be provided by the registered public accountants; and (iv) review and discuss with the independent registered public accountants the audited financial statements.

Except in the event of unexpected or unusual circumstances, all nominees for director are expected to be present at the annual meeting of stockholders. All of our directors were in attendance at our annual meeting of stockholders held during fiscal 2009.

Corporate Governance

Board Leadership Structure

In recent fiscal years, we had separated the positions of chairman of the board and chief executive officer consistent with the view of the board that such a structure is the most appropriate for us based on the size of the board as well as the experience of the applicable individuals, the current business environment of our company or other relevant factors.  However, in light of the recent resignation of Mr. Wilson as our chief executive officer, we appointed Mr. Salaman to serve as our chief executive officer and chairman.  We will continue to review this structure from time to time in accordance with the needs of the Company.

Board’s Role in Oversight of Risk

The board of directors does not have a separate risk oversight body but rather manages risk directly. The board of directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks.

Evaluation of Board Candidates and Stockholder Nominees

The Company does not currently have a Nominating Committee. Due to the current size and composition of the board, the functions customarily attributable to a Nominating Committee are performed by the board as a whole. The Company’s board believes that it is not necessary at present to have a standing Nominating Committee or a charter with respect to the nomination process because the size and composition of the board allow it to adequately identify and evaluate qualified candidates for directors. However, the Company’s board may consider appointing such a committee in the future. Currently, each of the Company’s directors participates in the consideration of director nominees, and the evaluation of candidates on the basis of financial literacy, industry knowledge, relevant experience, stockholder status, moral character, independence and willingness and ability to serve. The persons nominated for election as directors at this year’s annual meeting were nominated by the board as a whole. The board considers candidates for election to our board of directors, whether recommended by security holders or otherwise, in accordance with the following criteria, applicable to all candidates:

•	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•
Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long-term objectives of the Company and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the board and its committees.

•
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all of the Company shareholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The re-nomination of existing directors is not viewed as automatic, but shall be based on continuing qualification under the criteria set forth above. In addition, the board considers the existing directors’ performance on the board and any committee thereof. The board also considers the backgrounds and qualifications of the directors considered as a group and our ability to attract other persons to serve in light of our industry, financial condition and financial resources. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the board will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, the board strives to ensure that the board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the board in fulfilling its responsibilities. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. The board may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Procedure for Shareholders in Submitting Director Candidate Recommendations

Stockholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the board. The nominee must also provide the Company with his or her consent to serve as a director of the Company if so elected. The board did not adopt any modifications to the procedures by which security holders may recommend nominees to its board of directors.

Shareholder Communications with the Board

Any stockholder who wishes to communicate with the board of directors should send a written letter to the Secretary of the Company, at the Company’s principal address. Letters may be directed to the board as a whole or to individual members. Our corporate secretary will relay all such communications to the board of directors, or individual members, as appropriate.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1933, as amended, requires our directors and executive officers, and persons who own more than 10% of our outstanding Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons, we believe that, during the 2009 fiscal year, all Reporting Persons complied with all Section 16(a) filing requirements.

Code of Ethics

Our board of directors adopted a Code of Ethics, as defined by Rule 406 of Regulation S-K on March 30, 2009. A copy of this Code of Ethics was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2008. Our Code of Ethics and Business Conduct covers all our employees and directors, including our named executive officers.

Director Compensation

Currently, we do not pay any fees or other compensation to our directors for service as a director or attendance at board meetings. In the future, however, we expect that our board will adopt a compensation policy applicable to non-employee directors, which will consist of either cash compensation, equity awards or a combination of both. We have not adopted any retirement, pension, profit sharing, or other similar programs except that we agreed to grant each newly elected director 250,000 shares of restricted common stock following their election to our board.

Summary of Non-Executive Director Compensation

A summary of non-executive director compensation for the year ended December 31, 2009 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)

William R. Sasso		$22,500			$22,500

(1) On July 2, 2009, the board of directors granted Mr. Sasso 250,000 shares of restricted stock. Grant date fair value of restricted stock awards on the date of grant was based on a fair market value of our common stock as reported on the OTC Bulletin Board.

Report of the Board of Directors Acting as the Audit Committee

The Company does not currently have an Audit Committee and the board of directors serves as the Company’s Audit Committee.  Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Marcum LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the board, acting as the Audit Committee:

●	reviewed and discussed the audited financial statements with management and its independent registered accounting firm;

●
reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

●
discussed with the independent registered public accounting firm their independence from management and the Company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accounting firm’s independence; and

●
discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

●
on the basis of the foregoing statements,  the board determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The Board of Directors:

Michael Salaman, Chair Ronald Wilson Donald J. McDonald William R. Sasso

The presentation of this report of the Board of Directors Acting as the Audit Committee does not constitute ‘‘soliciting material’’ and should not be deemed ‘‘filed’’ with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.

Board of Advisors

On March 20, 2008, the Company established an advisory board to provide advice on matters relating to the Company’s products and at such time appointed the following individuals to its advisory board: Pasquale Croce, Ronald Wilson and Michael Zuckerman. We subsequently appointed Mr. Wilson as our Chief Executive Officer and had elected him to serve on our board of directors. Mr. Zuckerman is a nominee for director at the annual meeting of stockholders to which this proxy statement relates. Other than with respect to Mr. Croce, the Company issued each of the initial members of its advisory board warrants to purchase 1,500,000 shares of Common Stock, exercisable for a period of five years at a price of $0.05. Mr. Croce received an aggregate of 3,000,000 warrants following his appointment to our advisory board. In addition, see “Certain Information and Related Transactions” for additional information concerning the Company’s relationship with Mr. Croce. In fiscal 2010, the Company expanded the advisory board and appointed Messrs. Niki Arakelian, Ruben Azrak, Barry Josephson and John Kilduff to its advisory board. In consideration for their agreement to serve on our advisory board, the Company granted Mr. Arakelian warrants to purchase 100,000 shares of common stock and we granted each of the other new appointees 250,000 restricted shares of common stock. The warrants granted to Mr. Arakelian are exercisable for a period of four years at an exercise price of $0.06 per share.

Required Vote and Board Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Marcum LLP has served as our independent registered public accounting firm since October 2009. Our board of directors has reappointed Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2010, and has further directed that management submit the selection of Marcum LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of Marcum LLP  as our independent registered public accounting firm is not required by our bylaws, Nevada corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Marcum LLP as our independent registered public accounting firm, the board of directors will reconsider whether to retain that firm for fiscal 2010. Even if the selection is ratified, our board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our shareholders and the Company. Representatives of Marcum LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The board of directors of the Company has selected Marcum LLP, as its independent registered public accounting firm for the current fiscal year. The audit services provided by Marcum LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The financial statements included with the Company’s Annual Report for the year ended December 31, 2009 have been audited by Marcum LLP and the financial statements for the year ended December 31, 2008 and 2007 were audited by Connolly, Grady & Cha, P.C. (“CGC”). The following table presents fees for professional audit services rendered by our registered independent public accountants for each of the two fiscal years set forth below, and fees billed for other services performed for the years ended December 31, 2009 and 2008.

	Year Ended December 31,
	2009	2008

Audit Fees (1)	$38,500	$35,000

Audit-Related Fees (2)	—	—

Tax Fees (3)	7,500	7,500

All Other Fees (4)	—	—

Total	$46,000	$42,500

(1)
Audit services consist of audit work performed in the preparation of financial statements for the fiscal year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent auditor can reasonably be expected to provide, including consents for registration statement flings and responding to SEC comment letters on annual and quarterly filings. Of the amounts billed in 2009, $10,000 was billed by Marcum LLP and the balance was billed by CGC.

(2)
 Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report and accounting and regulatory consultations.

(3)
Tax services consist of all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice. All of the amounts for tax fees were billed by CGC.

(4)	Other services consist of those service not captured in the other categories.

Our board of directors has determined that the services provided by our independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of our independent registered public accounting firm. As our board of directors currently consists solely of four individuals, none of whom is independent, the engagement of our independent accountants and auditors is approved by our board of directors acting as the audit committee. Accordingly, our entire board has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. Pursuant to Section 10A(i)(2) of the Securities Exchange Act of 1934, we are responsible for listing the non-audit services approved by our board (acting as the audit committee) to be performed by our independent registered public accounting firm. During the fourth quarter of fiscal 2009, we did not pre-approve the performance of any non-audit services by our independent registered public accounting firm.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the board, acting as the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the board’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent registered public accounting firm to the board for approval. Prior to the engagement of the independent registered public accounting firm, the board will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent registered public accounting firm and the budget for all such services. The fees are budgeted and the board requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the board will require separate pre-approval before engaging the independent registered public accounting firm.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On October 22, 2009, we dismissed CGC as our independent registered public accounting firm and engaged Marcum, LLP as our new independent registered public accounting firm for the fiscal year ending December 31, 2009. The Company’s decision to change its independent registered public accounting firm was the result of a competitive bidding process. The decision to dismiss CGC and engage Marcum LLP, was made and approved by the board of directors of the Company.  As the Company’s board of directors currently consists of four persons, it has not formally constituted an audit committee. Accordingly, the board of directors acts as a whole with respect to matters which might otherwise be acted upon by an audit committee.

The reports of CGC on the financial statements of the Company for each of the past two fiscal years, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle other than (i) to contain an explanatory paragraph as to the Company’s ability to continue as a going concern and (ii) the report of CGC on the Company’s financial statements for the year ended December 31, 2007, dated April 14, 2008, included an explanatory paragraph stating that the Company did not value its stock options and warrants as described by generally accepted accounting principles.  Subsequently, as reported on a Current Report on Form 8-K filed on March 31, 2009, the Company determined that a restatement of its annual report on Form 10-KSB for the year ended December 31, 2007 was necessary in order to properly report, among other matters, the stock compensation expense that the Company incurred in fiscal 2007 relating to employee stock options and other warrants. On April 1, 2009, the Company filed an amendment to its annual report on Form 10-KSB for the year ended December 31, 2007 to restate its consolidated financial statements and related financial information to address this issue.

During the Company’s two most recent fiscal years and through October 22, 2009, there have been no disagreements with CGC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of CGC would have caused them to make reference thereto in their reports on the financial statements of the Company for such years. During the Company’s two most recent fiscal years and through October 22, 2009, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Prior to the engagement of Marcum LLP, neither the Company nor someone on behalf of the Company had consulted with Marcum LLP during the Company’s two most recent fiscal years and through the date of this report in any matter regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.The Company requested that CGC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter, dated October 30, 2009, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on November 2, 2009.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of Marcum LLP, as our independent registered public accounting firm for fiscal 2010. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF MARCUM LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010 AS DESCRIBED IN THIS PROPOSAL NO. 2.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Executive Compensation

The following table sets forth all annualized compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2009 and 2008. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the last two fiscal years ended December 31, 2009.

On June 10, 2010, Ronald D. Wilson, our Chief Executive Officer and President and a member of our board of directors, resigned from his position as Chief Executive Officer and President of the Company, effective as of June 30, 2010 and agreed not to stand for reelection to the board of directors. Following Mr. Wilson’s resignation, on June 10, 2010 our board appointed Michael Salaman, who currently serves as our Chairman, to the position of Chief Executive Officer. A summary of the terms and conditions of the separation and consulting agreements entered into between the Company and Mr. Ronald Wilson in connection with his resignation appears below under the section of this proxy statement captioned “Executive Compensation – Employment Agreements with Named Executive Officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(4)		All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(i)	(j)

Ronald Wilson	2009	$165,775	$0	$0	$116,849		$15,600(5)	$298,224
Chief Executive Officer and President(1)	2008	$12,500	$0	$180,000	$143,500	(2)	$1,700	$337,700

Donald J. McDonald	2009	$109,684	$0	$31,127	$382,168		$0	$522,979
Chief Financial Officer (3)	2008	$115,777	$0	$37,350	$837,000		$1,400	$991,527

Michael Salaman	2009	$157,604	$0	$3,055	$459,368		$0	$620,027
Chairman	2008	$126,962	$0	$137,350	$837,000		$1,400	$1,102,712

(1) Mr. Wilson became our Chief Executive Officer and President on December 1, 2008. Upon joining the Company, Mr. Wilson was awarded 2,000,000 shares of restricted common stock, warrants to purchase 2,000,000 shares of common stock and, subject to the approval of the Company’s stockholders of a new equity compensation plan, options to purchase 2,000,000 shares of common stock.

(2) Expense relating to the grant of 2,000,000 warrants has been included in this column and calculated in accordance with FASB ASC Topic 718.  Excludes an aggregate of 2,500,000 warrants issued to Mr. Wilson in fiscal 2008 prior to his becoming an officer of the Company in consideration for services rendered.

(3) Mr. McDonald became our Chief Executive Officer and President on October 6, 2006 and assumed the position of Chief Financial Officer as of June 30, 2007. Mr. McDonald was replaced as our Chief Executive Officer and President by Mr. Wilson on December 1, 2008.

(4) This column represents the dollar amount recognized for financial statement reporting purposes for fiscal 2009 and 2008, as applicable, in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for details as to the assumptions used to determine the fair value of the awards.

(5) Consists of amounts paid for rental premises utilized by our CEO.

Narrative Disclosure to Summary Compensation Table

The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2009 and 2008 and provides a dollar amount for total compensation. Descriptions of the material terms of each Named Executive Officer’s employment agreement and/or arrangements and related information is provided in this section and also under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the board of directors is required prior to our entering into employment agreements with our executive officers or amendments to those agreements.

During the 2009 fiscal year, the Company granted restricted stock and option awards to its Named Executive Officers as described below. The grants of options described below during the 2009 fiscal year were made pursuant to our 2009 Equity Incentive Compensation Plan (the “2009 Equity Plan”), which is currently administered by the board of directors. Grants in prior periods were made under our 1998 Employee Stock Option Plan (the “2008 Plan”). The board, as administrator, has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2009 Equity Plan are generally only transferable to a beneficiary of a participant upon his or her death.

In December 2008, the Company’s board of directors approved the grant of 2,000,000 options to its new Chief Executive Officer, subject to the approval by the Company’s stockholders of the 2009 Equity Plan. Following the approval of the Company’s stockholders of the 2009 Equity Plan on July 2, 2009, this grant became effective. The exercise price of this option is equal to the fair market value of the Company’s common stock on the date of stockholder approval of the 2009 Equity Plan, as determined in accordance with the 2009 Equity Plan. Per the terms of the option grant to Mr. Wilson, if he ceases to provide services to the Company or any parent, subsidiary or affiliate of the Company for any reason except death or disability, he may exercise the option to the extent (and only to the extent) that it would have been exercisable upon the termination date, within three months thereafter, but no later than the expiration date of the option. If he ceases to provide services to the Company because of his death or disability (or if Mr. Wilson dies within three months after he ceases to provide services other than because of death or disability) the option may be exercised to the extent (and only to the extent) that it would have been exercisable on the termination date, by him or his legal representative within twelve months after the termination date, but not later than the expiration date. Finally, if he ceases to provide services to the Company because of “cause” (as defined in the 2009 Equity Plan) or his actual or alleged commitment of a criminal act or an intentional tort and the Company is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, the option shall not be exercisable and shall terminate upon the his termination date. On August 14, 2009, the Company’s board of directors agreed to amend the option award granted to Mr. Wilson in order to provide that such options shall, following any termination of his employment with the Company, other than for cause (as such term is defined in the 2009 Equity Plan), be deemed immediately vested in full and exercisable for the duration of the original stated term of such options.

Further, on July 2, 2009, the Company approved the issuance of shares of restricted stock to certain of its officers and directors as follows. The Company granted its Chairman 50,917 shares of restricted stock in lieu of an amount of approximately $3,000 owed for accrued benefits. The Company granted its Chief Financial Officer 295,551 shares of restricted stock in lieu of an amount of approximately $31,000 owed for accrued benefits and compensation.  On August 14, 2009, the board agreed to amend outstanding warrant agreements held by Mr. Wilson to include a provision permitting the cashless exercise of such warrants in the event that there is not effective a registration statement covering the resale of the underlying warrant shares. Mr. Wilson holds 4,500,000 warrants.

In addition, on August 14, 2009, the board of directors approved option grants under the 2009 Equity Plan to Messrs. Wilson, McDonald and Salaman on the following terms: options to purchase 2,000,000 shares of common stock, exercisable at the closing price on the date of grant ($0.095) for a period of five years and which vest as follows: 25% on the date of grant and 25% on each of the subsequent three anniversary dates thereafter; provided, however, in the event that the gross sales reported by the Company for the 2009 fiscal year is less than $10,000,000, the total amount granted to each person will be reduced by 25% and the unvested portion of such awards shall be reduced in such an amount so as to give effect to such reduction. Based on the Company’s results for 2009, each of the foregoing option awards were reduced to 1,500,000 shares.

With respect to the options granted to Mr. Wilson in August 2009, upon the termination of his service to us an employee, director, consultant, independent contractor or advisor for any reason except “cause”, then such option shall be deemed fully vested on the date of such termination and any restrictions thereon shall lapse and it shall remain outstanding and exercisable in full through the expiration of its the original term. In the event Mr. Wilson’s service to the Company ceases due to “cause” (as defined in the 2009 Equity Plan) or his actual or alleged commitment of a criminal act or an intentional tort and the Company is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, the option shall not be exercisable and shall terminate upon the his termination date.

With respect to the options granted to our other Named Executive Officers in August 2009, if such person ceases to provide services to the Company or any parent, subsidiary or affiliate of the Company for any reason except death or disability, he may exercise the option to the extent (and only to the extent) that it would have been exercisable upon the termination date, within three months thereafter, but no later than the expiration date of the option. If such an officer ceases to provide services to the Company because of death or disability (or if such officer dies within three months after he ceases to provide services other than because of death or disability) the option may be exercised to the extent (and only to the extent) that it would have been exercisable on the termination date, by him or his legal representative within twelve months after the termination date, but not later than the expiration date. Finally, if such officer ceases to provide services to the Company because of “cause” (as defined in the 2009 Equity Plan) or his actual or alleged commitment of a criminal act or an intentional tort and the Company is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, the option shall not be exercisable and shall terminate upon the his termination date.

The options granted to our Chairman and Chief Financial Officer in July 2008 are subject to vesting requirements. These options vested 25% on the date of grant and thereafter will vest in equal annual installments of 25% on each anniversary of the grant date until vested in full. These options are exercisable for a five year term at an exercise price of $.33 per share.

Each of the foregoing option awards provide that in the event of a change in control transaction, as defined in the 2009 Equity Plan, the treatment of such option shall be subject to the applicable terms and conditions of the 2009 Equity Plan. With respect to the options granted by us to our Named Executive Officers in years prior to fiscal 2009, the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, is generally consistent with the impact of such event on options granted under the 2009 Equity Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers:

	Option Awards						Stock Awards(1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ronald Wilson(2)	500,000	1,000,000	(3)	—	.095	8/14/14	—	—	—	—
	0						—	—	—	—

Donald J. McDonald	500,000	1,000,000	(3)	—	.095	8/14/14	—	__	__	__
	1,500,000	1,500,000	(4)	—	.33	7/30/13	—	__	__	__
	2,000,000	500,000	(5)	—	.17	10/6/11	—	__	__	__
	1,875,000	625,000	(6)	—	.07	11/28/12	—	__	__	__

Michael Salaman	500,000	1,000,000	(3)	—	.095	8/14/14	—	__	__	__
	1,500,000	1,500,000	(4)	—	.33	7/30/13	—	__	__	__
	2,250,000	750,000	(4)	—	.07	11/28/12	—	__	__	__
	1,800,000	1,200,000	(7)	—	.25	1/12/12	—	__	__	__

(1)
Excludes (a) 2,075,000 shares of restricted stock granted to each of Mr. McDonald and Mr. Salaman on March 24, 2008; (b) 2,000,000 shares of restricted stock granted to Mr. Salaman on November 28, 2007; (c) 2,000,000 shares of restricted stock granted to Mr. Wilson on December 1, 2008; (d) 50,917 shares of restricted stock granted to Mr. Salaman on July 2, 2009; and (e) 295,551 shares of restricted stock granted to Mr. McDonald on July 2, 2009, as each of the foregoing awards were immediately vested.

(2)	Excludes the grant of 2,000,000 common stock purchase warrants granted to Mr. Wilson on December 1, 2008 and 2,500,000 other warrants granted to Mr. Wilson prior to his employment by the Company.

(3)	Options vest as follows: 25% vested on grant date of August 14, 2009. Thereafter option vests in equal annual increments of 25% on each anniversary of the grant date.

(4)	Options vest as follows: 25% vested on grant date of July 30, 2008. Thereafter option vests in equal annual increments of 25% on each anniversary of the grant date.

(5)	Options vest as follows: 20% vested on grant date of October 6, 2006. Thereafter option vests in equal annual increments of 20% on each anniversary of the grant date.

(6)	Options vest as follows: 25% vested on grant date of November 28, 2007. Thereafter option vests in equal annual increments of 25% on each anniversary of the grant date.

(7)	Options vest as follows: 20% vested on grant date of January 12, 2007. Thereafter option vests in equal annual increments of 20% on each anniversary of the grant date.

(8)	Options vest in full July 2, 2010.

Outstanding Equity Awards Narrative Disclosure

The options granted to our named executive officers on August 14, 2009 provided that in the event that the gross sales reported by the Company for the 2009 fiscal year is less than $10,000,000, the total amount granted to each person will be reduced by 25% and the unvested portion of such awards shall be reduced in such an amount so as to give effect to such reduction. As the Company did not achieve such milestone, each option granted to our named executive officers was reduced to 1,500,000 from 2,000,000.

The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see the disclosure under the caption “Narrative Disclosure to Summary Compensation Table” following the Summary Compensation Table, above. If a Named Executive Officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement, if any. For a description of the material terms of the Named Executive Officer’s employment arrangements see “Employment Agreements with Named Executive Officers” below.

Employment Agreements with Named Executive Officers

On December 1, 2008, we entered into an employment relationship with Mr. Ronald D. Wilson to serve as the President and Chief Executive Officer of the Company. Pursuant to an offer letter Mr. Wilson entered into with the Company, the Company will pay and provide the following compensation to Mr. Wilson: (a) base salary of $150,000 per annum; (b) grant of 2,000,000 shares of restricted common stock; (c) grant of warrants to purchase 2,000,000 shares of common stock which shall be immediately exercisable on the date of grant for a period of five years at an exercise price equal to the closing price of the Company’s common stock on the date of grant; (d) subject to the approval of the Company’s stockholders of a new equity compensation plan, options to purchase 2,000,000 shares of common stock, exercisable for a period of five years and which options will vest in full on the first anniversary of the grant date and have an exercise price equal to the fair market value of the Company’s common stock, as determined in accordance with the new equity compensation plan, on the date that such plan is approved by the Company’s stockholders; (e) a car allowance of $700 per month; (f) reimbursement of health benefits or cash equivalent in an amount not to exceed $1,000 per month; and (g) $2,000 per month for a rental lease for housing for 1 year period.

On June 10, 2010, Ronald D. Wilson, our Chief Executive Officer and President and a member of our board of directors, resigned from his position as Chief Executive Officer and President of the Company, effective as of June 30, 2010 and agreed not to stand for reelection to the board of directors.  On June 10, 2010, we entered into a separation agreement with Mr. Wilson and a consulting agreement which set forth certain agreements between the Company and Mr. Wilson in connection with his resignation. Pursuant to the separation agreement and in consideration of the general release granted by Mr. Wilson to the Company, the Company entered into a consulting agreement with Mr. Wilson under which he will provide consulting services to the Company for a term expiring December 31, 2010 in connection with the Company’s acquisition of distribution accounts. Pursuant to the separation and consulting agreements, the Company agreed to pay to or provide Mr. Wilson with the following: (a) continued compensation at the rate of $12,500 per each thirty day period of service during the term of the consulting agreement; (b) the continued provision of health benefits and automobile reimbursement through December 31, 2010; and (c) the issuance of a maximum of 2,000,000 restricted shares of common stock, with 750,000 shares issued on the effective date of the consulting agreement and the issuance of the remaining shares being subject to the occurrence of certain milestones prior to June 30, 2011.  In addition, in the separation agreement, the Company confirmed that all unvested stock options held by Mr. Wilson shall been deemed vested as of the date of termination of his employment and that such options shall remain exercisable for their original exercise period in accordance with the terms of such options and the warrants to purchase shares of common stock held by him as of the termination date shall continue in full force and effect in accordance with their terms.

We have not entered into written employment agreements with any of our other named executive officers. On November 28, 2007, the Board of Directors of the Company approved the following compensation arrangements for Messrs. McDonald and Salaman, effective as of November 2007. Mr. Salaman receives compensation of $12,500 per month and a $700 dollar monthly automobile allowance and Mr. McDonald receives compensation of $11,667 dollars per month and a $700 monthly automobile allowance.

Stock Option Plans

2009 Plan

At our annual meeting of stockholders held on July 2, 2009, our stockholders approved the adoption of our 2009 Equity Incentive Compensation Plan (the “2009 Equity Plan”) which permits us to provide a broad range of stock awards to our employees, directors and consultants. The board of directors unanimously approved the 2009 Equity Plan on May 12, 2009, subject to stockholder approval. The following is a summary of the principal provisions of the 2009 Equity Plan.  As of December 31, 2009, 10,150,000 shares underlying awards have been issued and 8,237,500 shares are outstanding under the 2009 Equity Plan.  The options granted to our employees on August 14, 2009 provided that in the event that the gross sales reported by the Company for the 2009 fiscal year is less than $10,000,000, the total amount granted to each person will be reduced by 25% and the unvested portion of such awards shall be reduced in such an amount so as to give effect to such reduction. As the Company did not achieve such milestone, options granted to our employees and officers were reduced.

Shares Reserved for Issuance. The 2009 Equity Plan includes an initial reserve of 25,000,000 shares of our common stock that will be available for issuance under the plan, subject to adjustment to reflect stock splits and similar events. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2009 Equity Plan. The 2009 Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock units, restricted stock and performance stock grants.

Administration. Our board will initially administer the 2009 Equity Plan, until such time as we establish a compensation committee of our board, which will administer the 2009 Equity Plan (either being referred to as the “Committee”). The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 2009 Equity Plan and of any awards granted thereunder and to modify awards granted under the 2009 Equity Plan. A compensation committee of the board must consist of at least two or more members of the board, all of whom, may qualify as “outside directors” as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code of 1986 and as “non-employee directors” under Section (b)(3)(i) of Rule 16b-3, under the Exchange Act.

Duration, Amendment and Termination. The 2009 Equity Plan was initially approved by our board on May 12, 2009 and will expire on May 12, 2019, unless sooner terminated by the board of directors. In addition to the power to terminate the 2009 Equity Plan at any time, the board of directors also has the power to amend the 2009 Equity Plan; provided, no amendment to the 2009 Equity Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the 2009 Equity Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 2009 Equity Plan, or (iv) materially modify the requirements as to eligibility under the 2009 Equity Plan.

Eligibility. The 2009 Equity Plan provides that awards may be granted to employees, officers, directors, consultants and independent contractors of Skinny Nutritional as the Committee may determine. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has discretion to select the participants.

Terms of Options. As discussed above, the Committee determines many of the terms and conditions of awards granted under the 2009 Equity Plan, including whether an option will be an “incentive stock option” (“ISO”) or a non-qualified stock option (“NQSO”).  An option designated as an ISO is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO’s are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2009 Equity Plan):

Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant. Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder). Options cease vesting on the date of termination of service or the death or disability of the participant. Unless otherwise approved by the Committee, options granted under the 2009 Equity Plan generally expire 3 months after the termination of the participant’s service to Skinny Nutritional, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against us), the participant’s options will expire upon termination.

Terms of Restricted Stock Awards. Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the committee approves and is subject to conditions as described in the 2009 Equity Plan).  Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.  Each restricted stock purchase agreement states the purchase price, if any, which may not be less than the par value of our common stock on the date of the award (and not less than 110% of fair market value with respect to an award to a 10% of greater stockholder). Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock award agreement or unless otherwise determined by the Committee.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) are awards in which the participant is deemed granted a number of shares subject to vesting. When the SARs vest, then the participant can exercise the SARs. Exercise, however, does not mean the number of shares deemed granted are issued. Rather, the participant will receive cash (or shares, if so determined by the Committee) having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds our stock price on the date of grant. SARs expire under the same rules that apply to options.

Restricted Stock Units. Restricted stock units (“RSUs”) are awards that result in a payment to the participant in cash or shares if the performance goals established by the Committee are achieved. The applicable performance goals will be determined by the Committee and may be applied on a company-wide, departmental or individual basis. RSUs give a participant the right to receive shares at the end of a specified deferral period. The Committee establishes any vesting requirements for RSUs granted for continuing services. Prior to settlement, RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid or accrue if authorized by the Committee.

Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2009 Equity Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock. The Committee determines the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards are outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Change of Control: In the event of a change of control of the Company (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. Alternatively, our Committee may determine to permit all unvested awards to immediately vest upon the change of control. If our Committee does not make such a determination, all awards will expire upon the closing of the transaction unless the particular award agreement provides otherwise.

Transferability. The 2009 Equity Plan provides that Awards other than NQSOs (i) will not be transferable or assignable otherwise than by will or by the laws of descent and distribution or as consistent with the specific Award Agreement and (ii) shall be exercisable during the participant’s lifetime, only by the participant or his or her legal representative and after participant’s death, by the legal representative of the participant’s heirs or legatees. An NQSO will also be transferable (i) by instrument to certain trusts, including testamentary trusts and trusts for the benefit of the participant and/or his or her immediate family; (ii) entities wholly-owned by the participant and/or his or her immediate family; and (iii) by gift to a member of his or her immediate family.

Modification and Termination of the Plan. The Committee may from time to time, in its discretion, amend the 2009 Equity Plan without the approval of stockholders, except (a) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which our equity securities are listed and (b) that the Committee may not without the approval of the Company’s stockholders amend the 2009 Equity Plan to increase the total number of shares reserved for the purposes of the 2009 Equity Plan. The 2009 Equity Plan shall continue in effect until the earlier of its termination by the Committee or the date on which all of the shares of common stock available for issuance thereunder have been issued and all restrictions on such shares under the terms of the 2009 Equity Plan and the agreements evidencing options granted under the 2009 Equity Plan have lapsed.

1998 Plan

Our board of directors initially adopted our Employee Stock Option Plan (the “1998 Plan”) on November 16, 1998 and it was approved by our stockholders on December 21, 2001. The 1998 Plan terminated ten years from the date of its adoption by the board. Our board of directors, on October 6, 2006, had unanimously approved and recommended for shareholder approval the amendment of the 1998 Plan to increase the number of shares authorized for issuance there under from 1,000,000 shares to 20,000,000 shares. The requisite vote of our shareholders was obtained on November 15, 2006. Under the 1998 Plan, we may grant incentive (“ISOs”) and non-statutory (“Non-ISOs”) options to employees, non employee members of the board of directors and consultants and other independent advisors who provide services to us. The maximum shares of common stock which may be issued over the term of the plan shall not exceed 20,000,000 shares. As of December 31, 2009, 19,400,000 options remain issued and outstanding under the 1998 Plan.

Administration: The 1998 Plan is administered by a committee delegated by the board of directors, or by the board of directors itself (the “Committee”). Subject to the provisions of the 1998 Plan, the Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Committee has complete authority to interpret the 1998 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 1998 Plan.

Eligibility: Awards may be granted to any of our employees or consultants or to non-employee members of the board of directors or of any board of directors (or similar governing authority) of any of our affiliates.

Types of Awards: Awards under the 1998 Plan include incentive stock options and non-statutory stock options. Each award will be evidenced by an instrument in such form as the Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock grant. Except as noted below, all relevant terms of any award will be set by the Committee in its discretion. Incentive stock options may be granted only to eligible employees of the Company or any parent or subsidiary corporation and must have an exercise price of not less than one hundred percent (100%) of the fair market value of the common stock on the date of grant (one hundred ten percent (110%) for incentive stock options granted to any ten-percent (10%) shareholder). In addition, the term of an incentive stock option may not exceed ten (10) years. Non-statutory stock options must have an exercise price of not less than one hundred percent (100%) of the fair market value of the common stock on the date of grant and the term of any non-statutory stock option may not exceed ten (10) years. In the case of an incentive stock option, the amount of the aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

Effect of Significant Corporate Events: In the event of a change in control, the board shall have the discretion to provide for any or all of the following: (i) the acceleration, in whole or in part, of outstanding stock options, (ii) the assumption of outstanding stock options, or substitution thereof, by the acquiring entity and (iii) the termination of all stock options that remaining outstanding at the time of the change of control. In the event of any change in the outstanding shares of common stock through merger, consolidation, sale of all or substantially all our property, or organization, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares subject to the 1998 Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, and (iii) the exercise price for each share subject to then outstanding stock options. Should any change be made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class, appropriate adjustments shall be made to (i) the maximum number and/or class of securities that can be issued under the Plan, and (ii) the number and/or class of securities and the exercise price in effect under each outstanding option.

Amendments to the1998 Plan: The board of directors may amend or modify the 1998 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification; provided, however, that the Board may not, without the consent of the participant, reduce the number of shares subject to the award, change the price of outstanding awards or adversely effect the provisions relating to an award’s vesting and exercise rights.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2009, which consists of the 1998 Plan, as amended, the 2009 Equity Plan and certain grants of common stock purchase warrants.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Stockholders	27,637,500	(1)	$0.19	14,850,000
Equity Compensation Plans Not Approved by Stockholders	24,152,765	(2)	$0.11	N/A
Total	51,790,265			14,850,000

(1)	Consists of options issued pursuant to our 1998 Option Plan, as amended, and the 2009 Equity Plan.
(2)	Consists of outstanding warrants granted to third parties in consideration for services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation”. In addition, the terms and conditions of the separation and consulting agreements entered into between the Company and Mr. Ronald Wilson in connection with his resignation are summarized above under the section of this proxy statement captioned “Executive Compensation – Employment Agreements with Named Executive Officers”.

Currently, we do not have any independent directors. As reported above, our board has determined that two of our nominees, Messrs. Hewes and Kelly, satisfy the independence requirements of the Nasdaq Stock Market.

The Company entered into a fully secured, short term loan agreement with Valley Green Bank  in the amount of $340,000, which is due on demand  Interest is payable monthly at the rate of 8.25% per annum. The loan matured March 20, 2008, at which time the bank extended the term of the loan to July 2010. The current balance outstanding as of March 31, 2010 was $25,924. The note payable is secured by collateral consisting of a perfected first priority pledge of certain marketable securities held by the Company’s Chairman and entities with which he is affiliated. The Company also agreed to a confession of judgment in favor of the bank in the event it defaults under the loan agreements. The loan agreements also require the consent of the bank for certain actions, including incurring additional debt and incurring certain liens. Our board authorized an issuance of 2,000,000 restricted shares of common stock to Michael Salaman in consideration for his agreement to personally guarantee the Company’s loan facility from Valley Green Bank.

On November 23, 2007, the Company entered into a one-year factoring agreement with United Capital Funding of Florida (“UCF”). The agreement provides for an initial funding limit of $300,000. Currently, this arrangement has been extended through February 2011 and the borrowing limit has been incrementally increased to extend our line to 85% of the face of eligible receivables subject to a maximum of $2,000,000.  As of March 31, 2010, an amount of $528,644 was outstanding under this arrangement. All accounts submitted for purchase must be approved by UCF. Presently, the applicable factoring fee is 0.30% of the face amount of each purchased account and the purchase price is 85% of the face amount. UCF will retain the balance as a reserve, which it holds until the customer pays the factored invoice to UCF. In the event the reserve account is less than the required reserve amount, we will be obligated to pay UCF the shortfall. In addition to the factoring fee, we will also be responsible for certain additional fees upon the occurrence of certain contractually-specified events. As collateral securing the obligations, we granted UCF a continuing first priority security interest in all accounts and related inventory and intangibles. Upon the occurrence of certain contractually-specified events, UCF may require us to repurchase a purchased account on demand. In connection with this arrangement, each of our Chairman and Chief Financial Officer agreed to personally guarantee our obligations to UCF. The agreement will automatically renew for successive one year terms until terminated. Either party may terminate the agreement on three month’s prior written notice. We are liable for an early termination fee in the event we fail to provide them with the required written notice. On March 24, 2008, the Company’s Board of Directors approved the grant of an aggregate of 2,075,000 restricted shares of common stock to each of our Chairman and Chief Financial Officer, in consideration of their agreement to provide a personal guaranty in connection with this arrangement.

In connection with the Company’s private placement in 2008 of $1,875,000 shares of its common stock, the Company’s Chief Executive Officer, Chief Financial Officer and Chairman agreed not to exercise a total of 12,000,000 options and 2,000,000 warrants beneficially owned by them until such time as the Company’s stockholders adopt an amendment to its Articles of Incorporation to increase the number of the Company’s authorized shares of common stock. The Company’s shareholders approved this amendment at the Company’s annual meeting of shareholders held on July 2, 2009 and the non-exercise agreements expired automatically following such approval.

Prior to becoming our Chief Executive Officer, Mr. Ronald Wilson was appointed to our Advisory Board in March 2008 and in connection with that appointment was granted warrants to purchase 1,500,000 shares of Common Stock exercisable at $.05 per share. Mr. Wilson had participated in a private placement of our common stock in April 2008 and purchased 2,500,000 shares of Common Stock in that transaction. Subsequently, we granted Mr. Wilson an additional warrant to purchase 1,000,000 shares of Common Stock in April 2008, in consideration for additional consulting services provided by Mr. Wilson to us. These warrants are also exercisable for a period of five years at a price of $0.05 per share. On April 29, 2009, Mr. Wilson purchased 600 shares of Series A Preferred Stock in the Company’s private offering of such securities, which shares automatically converted into 1,000,000 shares of common stock upon the approval of our shareholders of the amendment to our Articles of Incorporation to increase our authorized number of shares of common stock in July 2009.

Mr. William R. Sasso, a member of our Board of Directors, has participated as an investor in certain private placements conducted by Skinny Nutritional Corp. In January 2009, the Company issued to Mr. Sasso an aggregate of 1,250,000 shares of common stock of the Company, which shares were issued at a per share price of $0.04. In addition, in May 2009, Mr. Sasso purchased an aggregate of 500 shares of the Company’s Series A Preferred Stock which shares automatically converted into 833,333 shares of common stock upon the approval of our shareholders of the amendment to our Articles of Incorporation to increase our authorized number of shares of common stock in July 2009. The Company also granted Mr. William R. Sasso, a newly elected director, an award of 250,000 shares of restricted stock in July 2009.  Mr. Sasso is a partner at the law firm of Stradley, Ronon, Stevens & Young, LLP (“SRSY”), which provides legal services to us from time to time as outside counsel. During the 2009 and 2008 fiscal years, we incurred fees for legal services to this firm in the aggregate amount of $147,815 and $72,157, respectively. In March 2010, we issued 529,625 shares of common stock to SRSY in lieu of payment of approximately $59,000 in outstanding fees owed to such firm. The reporting person is Chairman of SRSY and also a partner serving on SRSY's board of directors and management committee.  In management’s opinion, the terms of such services were substantially equivalent to those which would have been obtained from unaffiliated parties. Subsequently, in May 2010, we issued 625,000 shares of common stock to SRSY in lieu of payment of approximately $50,000 in outstanding fees owed to such firm.

On July 16, 2009, the Company entered into a distribution agreement (the “Distribution Agreement”) with Canada Dry Bottling Company of New York (the “Distributor”) pursuant to which the Distributor has been appointed as the Company’s exclusive distributor of Skinny Water and other products bearing the Company’s trademarks covered by the Distribution Agreement in the New York City metropolitan area. The Chief Executive Officer of the Distributor, Mr. William Wilson, is the brother of Ronald Wilson, the Company’s Chief Executive Officer at such time. The entire board of directors of the Company, in considering the Distribution Agreement, was aware of and considered this relationship and in determining to approve the Distribution Agreement, analyzed the benefits to the Company of the Distribution Agreement and determined that the terms of the Distribution Agreement are commercially reasonable and fair to the Company and materially comparable to the terms and conditions generally available to the Company in a similar agreement with an unrelated third party.

Since March 2008, Mr. Pasquale W. Croce, Jr., a beneficial owner of more than 5% of our outstanding common stock, has served on the Company’s board of advisors and through an affiliated entity entered into a consulting agreement the Company pursuant to which he agreed to endorse and advertise the Company’s products. In consideration for these services, the Company agreed to pay a royalty equivalent to $1.00 for each case of endorsed product sold by the Company for the duration of his endorsement services. In March 2008, the Company granted Mr. Croce warrants to purchase 3,000,000 shares of Common Stock exercisable at $.05 per share in consideration of his agreement to serve on the Company’s advisory board and for providing marketing services for the Company’s products. In addition, in May 2009, Mr. Croce agreed to waive future royalties under the consulting agreement and in consideration thereof we granted him 2,500,000 common stock purchase warrants exercisable at $.05 per share. Mr. Croce, through an affiliated entity, participated as an investor in certain private placements conducted by Skinny Nutritional. In March 2008, he purchased 8,750,000 shares of the Company’s common stock at a purchase price of $.04 per share as a participant in a private placement of securities by the Company. Subsequently, in August 2008 the Company issued Mr. Croce’s affiliate 200,000 shares of common stock in additional consideration of its consulting services. Thereafter, in December 2008, he purchased an additional 2,500,000 shares of common stock of the Company at a purchase price of $.06 per share in a subsequent private placement conducted by the Company. Further, on August 14, 2009, the board approved a grant of 2,000,000 warrants to Mr. Croce in consideration for his services on our advisory board and for additional consulting services rendered. These warrants are exercisable for a period of five years at a per share exercise price equal of $0.06.

On July 2, 2009 the Company approved the issuance of shares of restricted stock to certain of its officers and directors. The Company granted its Chairman 50,917 shares of restricted stock in lieu of approximately $3,000 owed for accrued benefits. The Company granted its Chief Financial Officer 295,551 shares of restricted stock in lieu of an amount of approximately $26,000 owed for accrued benefits and compensation.

On August 14, 2009, the Company’s board of directors agreed to amend all option awards granted to Mr. Ronald Wilson in order to provide that such options shall, following any termination of his employment with the Company, other than for cause (as such term is defined in the Company’s 2009 Equity Plan), be deemed immediately vested in full and exercisable for the duration of the original stated term of such options. In addition, on such date, the board also agreed to amend certain outstanding warrant agreements to include a provision permitting the cashless exercise of such warrants in the event that there is not effective a registration statement covering the resale of the underlying warrant shares. Consistent with this agreement, the Company amended the warrant agreements previously issued to Mr. Wilson, Mr. Croce and Liquid Mojo LLC.  Liquid Mojo holds warrants to purchase 5,500,000 shares of common stock covered by this amendment. Mr. Wilson presently holds warrants to purchase an aggregate of 4,500,000 shares of common stock which were covered by this amendment.  The warrants held by consultants covered by this amendment are exercisable for 2,500,000 shares of common stock.

In February 2010, the Company’s board of directors approved the grant of 200,395 restricted shares of common stock to its Chief Financial Officer in lieu of an amount of approximately $20,000 owed for accrued compensation.

Since the beginning of the Company’s 2009 fiscal year, Mr. Francis Kelly, a nominee for director, has participated as an investor in certain private placements conducted by Skinny Nutritional pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. In March 2009, the Company sold and issued to Mr. Kelly an aggregate of 1,666,667 shares of common stock of the Company, which shares were issued at a per share price of $0.06. In addition, in May 2009, Mr. Kelly purchased an aggregate of 600 shares of the Company’s Series A Preferred Stock which shares converted into 1,000,000 shares of common stock upon the approval of our shareholders of the amendment to our articles of incorporation to increase our authorized number of shares of common stock in July 2009. Further, in November 2009, Mr. Kelly purchased an aggregate of 1,000,000 shares of common stock, which shares were issued at a per share price of $0.06. In May 2010, Mr. Kelly purchased an aggregate of 500,000 shares of common stock and warrants to purchase an additional 500,000 shares of common stock, which securities were issued for a purchase price of $0.06 for one share and one warrant.

Since the beginning of the Company’s 2009 fiscal year, Mr. John J. Hewes, a nominee for director, has participated as an investor in certain private placements conducted by Skinny Nutritional Corp. pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. In addition, in May 2009, Mr. Hewes purchased an aggregate of 500 shares of the Company’s Series A Preferred Stock which shares converted into 833,333 shares of common stock upon the approval of our shareholders of the amendment to our Articles of Incorporation to increase our authorized number of shares of common stock in July 2009. In May 2010, Mr. Hewes purchased an aggregate of 2,500,000 shares of common stock and warrants to purchase an additional 2,500,000 shares of common stock, which securities were issued for a purchase price of $0.06 for one share and one warrant.

Michael Zuckerman, a nominee for director, is currently a member of the Company’s advisory board and joined our advisory board in March 2008.  In addition to the warrants granted to the members of the advisory board in March 2008, as described above under the caption “Board of Advisors”, in May 2009, the Company granted Mr. Zuckerman 1,000,000 warrants to purchase common stock exercisable for five years at a price of $0.08 per share. Mr. Zuckerman is also a principal of Zuckerman-Honickman, Inc. (“Z-H”), a privately held packaging company that is supplier of plastic and glass bottles to the beverage industry in North America, including entities which may be in competition with the Company. In February 2008 the Company entered into a three year bottle supply agreement with Z-H pursuant to which the Company purchases all of its requirements for bottles from Z-H. This agreement was subsequently amended in October 2008 to extend the term for an additional four years. Since the commencement of this agreement, the Company has purchased the following amounts of product from Z-H: approximately $736,000 during fiscal 2008, approximately $1.23 million during fiscal 2009 and during fiscal 2010, approximately $1.05 million through May 2010. Although the Company is required to purchase all of its bottle requirements from Z-H under this agreement, the agreement does not mandate any quantity of purchase commitments.  Mr. Zuckerman undertakes to recuse himself from any votes that may come before the board of directors (or any committees of the board on which he may serve) that concern the Company’s agreements with Z-H, or otherwise impact upon Z-H.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our board reviews the terms of any and all such proposed material related party transactions and has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our board of directors. In approving or rejecting the proposed related party transaction, our board of directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s interest to the Company and our stockholders. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our board of directors determines in the good faith exercise of its discretion.

VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are the Company’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were 313,951,133 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director, nominee and each executive officer, (ii) and all directors, nominees and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by the Company to be the beneficial owner of more than five percent of its common stock. Shares of common stock subject to securities exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Shares of Common Stock Beneficially Owned
Name and Address of Owner	Number	Percent (%)

Officers, Directors and Nominees

Ronald Wilson (1)
c/o Skinny Nutritional Corp.
3 Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004	12,500,000	3.9%

Michael Salaman (2)
c/o Skinny Nutritional Corp.
3 Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004	15,688,574	4.9%

Donald McDonald (3)
c/o Skinny Nutritional Corporation
3 Bala Plaza East Suite 101 Bala Cynwyd PA 19004	7,745,946	2.4%

William R. Sasso (4)
c/o Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square, Philadelphia, PA 19103	2,862,958	*

John J. Hewes (5)
c/o Skinny Nutritional Corp.
3 Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004	8,333,333	2.6%

Francis Kelly (6)
c/o Skinny Nutritional Corp.
3 Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004	4,666,667	1.5%

Michael Zuckerman (7)
c/o Zuckerman-Honickman, Inc.
191 S. Gulph Road, King of Prussia, PA 19406	1,000,000	*

All Directors, Nominees and Officers as a Group (7 Persons)	52,797,478	15.8%

5% Stockholders

Pasquale W. Croce, Jr. (8)
835 Mt. Moro Road, Villanova, PA 19085	18,950,000	5.9%

*	Denotes ownership percentage of less than 1%.

(1)
Includes 500,000 shares of common stock held by a family trust for which Mr. Wilson retains indirect beneficial ownership. Includes warrants to purchase 4,500,000 shares of common stock that are vested and vested options to purchase 500,000 shares of common stock. Also includes options to purchase 3,000,000 shares of common stock, which vest as provided for in the separation agreement between Mr. Wilson and the Company. As previously reported, Mr. Wilson resigned as the Company’s Chief Executive Officer and President effective June 30, 2010.  Excludes 750,000 shares of common stock granted to him on June 10, 2010 in connection with such resignation.

(2)	Includes vested options to purchase 6,650,000 shares of common stock and excludes 3,850,000 unvested options.

(3)	Includes vested options to purchase 5,875,000 shares of Common Stock and excludes 3,625,000 unvested options.

(4)
Includes 529,625 shares of common stock owned directly by the law firm of Stradley Ronon Stevens & Young, LLP (“SRSY”). Excludes 625,000 shares of common stock issued directly to SRSY subsequent to the Record Date. The reporting person is Chairman of SRSY and also a partner serving on SRSY's board of directors and management committee. The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)	Includes warrants to purchase 2,500,000 shares of common stock.

(6)	Includes warrants to purchase 500,000 shares of common stock.

(7)	Consists of warrants to purchase 1,000,000 shares of common stock.

(8)
Information is based on Schedule 13G/A filed by the listed stockholder on March 17, 2010.  Consists of 11,450,000 shares of Common Stock held by Liquid Mojo, LLC and warrants to purchase an aggregate of 7,500,000 shares of common stock held by Liquid Mojo, LLC.  Mr. Croce is the beneficial owner of a majority of the membership interests of Liquid Mojo. As such, Mr. Croce has the power to vote and dispose of the shares of common stock beneficially owned by Liquid Mojo.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, Skinny Nutritional Corp., Three Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. Under our Bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal within the time frames set forth in the advance notice provisions of our Bylaws. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Skinny Nutritional Corp., Three Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on February 14, 2011.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on May 2, 2011 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on May 2, 2011.

ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT THE ACCOMPANYING EXHIBITS, TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO THE CHIEF FINANCIAL OFFICER, SKINNY NUTRITIONAL CORP., THREE BALA PLAZA EAST, SUITE 101, BALA CYNWYD, PA 19004. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Skinny Nutritional Corp. entitled to vote at the Annual Meeting of Stockholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

/s/ Michael Salaman
Michael Salaman, Chairman

June 14, 2010

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU
ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER VIA TELEPHONE, INTERNET
OR MAIL, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY
MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS
ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID
ENVELOPE AS SOON AS POSSIBLE

YOUR VOTE IS IMPORTANT — VOTE TODAY IN ONE OF THREE WAYS:

TELEPHONE	INTERNET	MAIL
After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple questions. Your vote will be confirmed and cast as directed. Call toll-free in the U.S. or Canada at 866.702.2536 on a touch-tone telephone.	Log-on to https://proxypush.com/itc Enter your control number printed below and vote your proxy by checking the appropriate boxes Click on “Accept Vote”.	If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

All votes must be received by 5:00 pm, Eastern Standard Time July 13, 2010.

CONTROL NUMBER

▼FOLD AND DETACH HERE ▼

SKINNY NUTRITIONAL CORP.
Annual Meeting of Shareholders – July 14, 2010
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald J. McDonald and Michael Salaman and each of them, as proxies, each with full power of substitution, to represent and vote all the shares of common stock of Skinny Nutritional Corp. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skinny Nutritional Corp. to be held on July 14, 2010 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

1. Election of Directors
☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all
	(except as marked to the contrary below)		nominees listed below

(Instruction:  Please check appropriate box.  To withhold authority for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominees for Directors: Michael Salaman Donald J. McDonald William R. Sasso Michael Zuckerman Francis Kelly John J. Hewes

2. Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm.
☐ FOR             ☐ AGAINST      ☐ ABSTAIN

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the Proxy Statement dated June 14, 2010,  receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders on July 14, 2010

The Proxy Statement and our 2009 Annual Report to Stockholders
are available at:  http://www.shareholdermaterial.com/SKNY.

(Please date and sign on reverse side)

▼ FOLD AND DETACH HERE ▼

This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors of the nominees named on this proxy card and FOR the other Proposal.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Date ________________________________________________, 2010

Signed ___________________________________________________
Name
_________________________________________________________
Name (if joint)
(Please date and sign exactly as name appears at left. Each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing.)